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EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Camtek Ltd. on Form F-1 (Amendment No. 1), File No. 333-113208 of our report dated February 18, 2004 (except for note 17 as to which the date is March 31, 2004), relating to the consolidated financial statements as at and for the year ended December 31, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" in such Prospectus.

/s/ Goldstein Sabo Tevet Goldstein Sabo Tevet Certified Public Accountants (Isr.) Tel Aviv, Israel April 5, 2004

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INDEPENDENT AUDITORS' CONSENT